EXHIBIT 99.1

KKR TO ACQUIRE KKR FINANCIAL HOLDINGS FOR

$2.6 BILLION IN AN ALL-EQUITY TRANSACTION

Expected to Increase Scale, Diversification, Liquidity and Yield Profile of

KKR’s Balance Sheet

KKR Plans to Distribute 100% of KFN’s Realized Earnings

Transaction to be Immediately Accretive to Total Distributable Earnings per Unit, Distribution per Unit and Book Value per Unit

Exchange Ratio Represents 35% Premium to KFN Share Price

NEW YORK AND SAN FRANCISCO, December 16, 2013—KKR & Co. L.P. (NYSE: KKR) and KKR Financial Holdings LLC (NYSE: KFN) today announced the signing of a definitive merger agreement where KKR will acquire KFN through a stock-for-stock merger that values KFN at $2.6 billion.

KFN is a specialty finance company with a portfolio of assets spanning a complementary range of strategies, principally leveraged credit through ownership of subordinated and mezzanine notes across a number of CLOs; special situations; and Private Markets strategies including natural resources, commercial real estate and private equity.  KFN is externally managed by KKR.

Under the agreement, which has been approved by the boards of directors of both KKR and KFN, in KFN’s case based on the unanimous recommendation of a committee of independent directors of KFN, shareholders of KFN will receive 0.51 common units of KKR for each common share of KFN.  Based on KKR’s closing price as of December 16, 2013, the exchange ratio equates to a value of $12.79 per common share of KFN, implying a 35% premium to KFN’s closing price on December 16, 2013, or $2.6 billion in total common equity value.

Based on the volume-weighted average closing price of KKR common units over the 30 trading days ended December 16, 2013, the exchange ratio implies a 27% premium to the volume-weighted average closing price of KFN common shares over the same time period.

Henry Kravis and George Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR, stated: “Through this transaction, we are acquiring a business with a fully invested, complementary portfolio of assets while increasing the scale and diversity of KKR’s balance sheet.  Furthermore, through the distribution of KFN’s realized earnings, the transaction is expected to provide a meaningfully greater recurring component to KKR’s distribution and also be immediately accretive on a total distribution per unit basis.”

Paul Hazen, Chairman of the board of directors of KFN, said:  “KFN has built a strong business with a diversified portfolio of assets.  This transaction offers KFN shareholders a substantial premium for that business, with an implied value in excess of the company’s trading price over the last five years, while enhancing holders’ liquidity.  Furthermore, through the ownership of KKR common units, KFN common shareholders will gain access to the performance of the entire KKR platform, including asset management, capital markets and the KKR balance sheet, in addition to participating in KFN’s legacy portfolio.”

Transaction Highlights

KKR Unitholders

•                  Acquisition of a finance business with a complementary and known portfolio of assets and an attractive capital structure.  KFN is a specialty finance company with a $2.9 billion portfolio invested in a complementary set of strategies, which KKR currently manages.  In addition, KKR will preserve KFN’s attractive funding structure, including $1 billion of long-term, largely fixed-rate debt and perpetual preferred securities, all of which will remain obligations of KFN without recourse to any other KKR entity.

•                  Additional balance sheet scale to support KKR’s growth initiatives.  Since acquiring its balance sheet through the combination with KKR Private Equity Investors L.P. in 2009, KKR has committed over $2.5 billion of capital across strategies including private equity, real estate, energy, leveraged credit and special situations.  Pro forma for the transaction, KKR’s permanent capital base will increase further:  book value as of September 30, 2013 is expected to rise from $7.2 billion to $9.3 billion, while book value per adjusted unit will grow by 13% from $10.07 to $11.34.  This additional scale and financial flexibility will support the continued growth of KKR’s business by providing:

•                  Significant capital to support the further build-out of KKR’s investment management strategies;

•                  Potential for increased exposure to capital market transactions that KKR sources;

•                  Accelerated growth of KKR’s new businesses; and

•                  Incremental capital for pursuit of inorganic growth opportunities.

•                  Acceleration of KKR’s balance sheet objectives.  The acquisition of KFN will accelerate the diversification of KKR’s balance sheet holdings, in addition to increasing their liquidity and yield profile.

•                  Accretive to size and quality of distribution.  Through the distribution of KFN’s realized earnings, the transaction is expected to meaningfully increase the more predictable and recurring component of future KKR distributions.  It is also expected to increase KKR’s total distributable earnings per unit and total distribution per unit.

•                  Minimal integration risk.  Integration risk is minimal as KFN’s assets are already managed by KKR.

KFN Common Shareholders

•                  Significant premium.  The transaction offers a significant premium to KFN shareholders based on closing prices as of December 16, 2013 as well as on a trailing 30-day volume-weighted average closing price basis.  In addition, the implied transaction value reflects a multiple of 1.15x KFN’s GAAP book value per common share of $10.42 as of September 30, 2013.

•                  Materially enhanced trading liquidity.  Over the last 12 months, KKR’s average trading volume has been over $40 million per day versus approximately $10 million per day for KFN.

•                  Ability to participate in value enhancement across KKR’s businesses.  Through the ownership of KKR common units, KFN common shareholders will have the opportunity to participate in the performance of all KKR businesses, including alternative asset management, capital markets and the KKR balance sheet.

Additional Details

The transaction is subject to approval by KFN’s shareholders as well as customary regulatory approvals and other customary closing conditions. Upon closing of the transaction, which is expected in the first half of 2014, KFN will become a subsidiary of KKR.  KFN’s perpetual preferred shares as well as its junior subordinated and senior notes will remain outstanding securities of KFN.

Goldman, Sachs & Co. and Simpson Thacher & Bartlett LLP are representing KKR, and Lazard and Cravath Swaine & Moore LLP are serving as independent financial and legal advisors to the independent directors of KKR.  Sandler O’Neill + Partners, L.P. and Wachtell, Lipton, Rosen & Katz are serving as independent financial and legal advisors to the independent committee of the KFN board of directors.

Additional Information for KFN Common Shareholders

In connection with the proposed transaction, KKR & Co. L.P. currently intends to file a Registration Statement on Form S-4 that will include a proxy statement/prospectus of KFN.  KKR & Co. L.P. also plans to file other relevant materials with the SEC. Shareholders of KKR Financial Holdings LLC are urged to read the proxy statement/prospectus contained in the Registration Statement and other relevant materials because these materials will contain important information about the proposed transaction.  These materials will be made available to the shareholders of KFN at no expense to them.  The Registration Statement and other relevant materials, including any documents incorporated by reference therein, may be obtained free of charge at the SEC’s website at www.sec.gov or for free from KKR at http://ir.kkr.com/kkr_ir/kkr_sec.cfm or by emailing investor-relations@kkr.com.  Such documents are not currently available.  You may also read and copy any reports, statements and other information filed by KKR & Co. L.P. with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information or its public reference room.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

KKR, KFN and their respective directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from KFN’s common shareholders in respect of the proposed transaction.  Information regarding KFN’s directors and executive officers is available in KFN’s proxy statement for its 2013 annual meeting of shareholders, filed with the SEC on March 18, 2013.  Information regarding KKR’s directors and executive officers is available in KKR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013.

Additional information regarding the interests of such potential participants in the proposed transaction will be included in the proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.  These documents may be obtained free of charge from the SEC’s website at www.sec.gov and KFN’s website at http://ir.kkr.com/kfn_ir/kfn_sec.cfm.

Conference Call Information

A conference call to discuss the transaction will be held on Monday, December 16 at 5:30 p.m. EST.  The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Public Investors section of KKR’s website at http://ir.kkr.com/kkr_ir/kkr_events.cfm.  Supplemental materials that will be discussed during the call will be available at the same website location.

A replay of the live broadcast will be available on KKR’s website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 25775550 beginning approximately two hours after completion of the broadcast.

About KKR

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $90.2 billion in assets under management as of September 30, 2013. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with fund investors through its client relationships and capital markets platform. KKR & Co. L.P. is publicly traded on the New York Stock Exchange (NYSE: KKR) and “KKR”, as used in this release, includes its subsidiaries, their managed investment funds and accounts, and/or their affiliated investment vehicles, as appropriate. For additional information, please visit KKR’s website at www.kkr.com.

About KFN

KKR Financial Holdings LLC is a specialty finance company with expertise in a range of asset classes. KFN’s core business strategy is to leverage the proprietary resources of its manager with the objective of generating both current income and capital appreciation. KFN executes its core business strategy through its majority-owned subsidiaries. KFN is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of KKR Asset Management LLC, which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P. Additional information regarding KFN is available at http://www.kkr.com.

Forward-Looking Statements

Some of the matters discussed in this document may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  The forward-looking statements are based on KKR’s and KFN’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or KFN or are within either of their control.  The following factors, among others, could cause actual results to vary from the forward-looking statements:  the ability of the parties to satisfy the conditions precedent and consummate the proposed merger, the timing of consummation of the proposed merger, the ability of the parties to secure any required shareholder or regulatory approvals in a timely manner or on the terms desired or anticipated, the ability to achieve anticipated benefits and savings, risks related to disruption of management’s attention due to the pending merger, operating results and businesses generally, the outcome of any legal proceedings related to the proposed merger and the general risks associated with the respective businesses of KKR and KFN, including the general volatility of the capital markets, terms and deployment of capital, volatility of the KKR or KFN share prices, changes in the asset management industry, interest rates or the general economy, underperformance of KKR’s and KFN’s assets and investments and decreased ability to raise funds and the degree and nature of KKR’s and KFN’s competition.  KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law.  Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013, and other filings with the SEC, which are available at www.sec.gov.  Additional information about risk factors affecting KFN is available in KFN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 28, 2013, and other filings with the SEC, which are available at www.sec.gov.

Investor Contacts

KKR Investor Relations

Craig Larson

Tel: +1 (877) 610-4910 (U.S.) / +1 (212) 230-9410

investor-relations@kkr.com

KFN Investor Relations

Pam Testani

Tel: +1 (855) 374-5411 (US) / +1 (415) 315-3633

kfn.ir@kkr.com

Media Contact

Kristi Huller

Tel: +1 (212) 230-9722

kristi.huller@kkr.com